Exhibit 10.21

NOTICE OF CONTINGENT GRANT
PERFORMANCE-BASED RESTRICTED STOCK UNITS
ANTERIS TECHNOLOGIES GLOBAL CORP. EQUITY INCENTIVE PLAN

Anteris Technologies Global Corp., a Delaware corporation (the “Company”), has awarded to Participant, as identified below, the number of performance-based Restricted Stock Units (the “PSUs”, and each such unit, a “PSU”) set forth below. The PSUs are subject to all of the terms and conditions as set forth in this Notice of Contingent Grant (this “Notice”) as well as in the Company’s Equity Incentive Plan (the “Plan”) and the Performance-Based Restricted Stock Unit Agreement (the “Agreement”), both of which are incorporated herein in their entirety and provided to Participant with this Notice and attached hereto, respectively. Notwithstanding the foregoing, the effectiveness of the provisions of this Notice and Agreement (and any corresponding benefits to Participant) is subject to and contingent on stockholder approval of the issue of the PSUs to Participant in accordance with the requirements of the Australian Securities Exchange (“ASX”) Listing Rules (“ASX Listing Rules”), including for the purposes of ASX Listing Rule 10.14.  For the purpose of clarity, if stockholders of the Company do not approve the issue of the PSUs for the purposes of ASX Listing Rule 10.14 at the applicable meeting of the Company’s stockholders (“Stockholder Approval”), then the Notice and Agreement and the PSU award thereunder will be of no further force or effect. Capitalized terms not explicitly defined in this Notice but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement, as applicable. In the event of any conflict between the terms of the award and the Plan, the terms of the Plan will control.

Participant:

Date of Contingent Grant:	(the “Date of Contingent Grant”)

Target Number of PSUs:

Performance Period:	The five-year period commencing on the Date of Contingent Grant

Vesting Terms:
Subject to the terms and conditions set forth in the Agreement and in the Statement of Management Objectives delivered to Participant in connection with the award, the PSUs shall become earned to the extent that the Management Objectives for the PSUs are achieved, as set forth or contemplated in the Statement of Management Objectives, provided (except as otherwise provided in the Agreement) that the Participant has remained in continuous employment with the Company or a Subsidiary through the date on which such PSUs become earned.

Any fractional shares will be rounded down to the nearest whole share and will vest with the next vesting installment (if applicable) and subject to the terms and conditions set forth in the Agreement.

Dividend Equivalents:
Dividend equivalents with respect to the PSUs will be accumulated for the benefit of Participant if and when regular cash dividends are declared and credited in the form of additional PSUs in accordance with Section 6 of the Agreement, and will be paid in shares of Common Stock to Participant upon any settlement of the PSUs.

By the Company’s and Participant’s signatures to the Agreement, the Company and Participant agree that the PSUs are governed by this Notice and by the provisions of the Plan and the Agreement, both of which are made a part of this document.  Participant acknowledges receipt of copies of the Plan and the Agreement, represents that Participant has read and is familiar with their provisions, and hereby accepts the PSUs subject to all of their terms and conditions.

The Company has caused this Notice and the Agreement to be effective as of the Date of Contingent Grant.

ANTERIS TECHNOLOGIES GLOBAL CORP.

Performance-Based Restricted Stock Unit Agreement

Anteris Technologies Global Corp. (the “Company”), has awarded Participant, as named in the Notice of Contingent Grant (the “Notice”), to which this Performance-Based Restricted Stock Unit Agreement (this “Agreement”) is attached, on a contingent basis, a performance-based Restricted Stock Unit award (the “PSUs”) that is subject to the Company’s Equity Incentive Plan (the “Plan”), the Notice, this Agreement and Stockholder Approval (as defined in the Notice), for the number of PSUs indicated in the Notice.  In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. All terms used in this Agreement with initial capital letters that are defined in the Plan and not otherwise defined herein have the meanings assigned to them in the Plan.
Notwithstanding anything to the contrary in this Agreement, the effectiveness of the provisions of this Agreement (and any corresponding benefits to Participant) is subject to and contingent on receipt of Stockholder Approval of the issue of the PSUs to the Participant in accordance with the requirements of the ASX Listing Rules, including ASX Listing Rule 10.14.  For the purpose of clarity, if Stockholder Approval of the issue of the PSUs for the purposes of ASX Listing Rule 10.14 is not obtained, then this Agreement and the PSUs hereunder will be deemed cancelled and of no further force or effect.
1.
Payment of PSUs. The PSUs will become payable if, during the Performance Period, Participant’s right to receive payment for the PSUs becomes nonforfeitable (“Vest,” “Vesting” or “Vested”) in accordance with the Statement of Management Objectives.

2.
PSUs Not Transferrable. Participant’s right to the PSUs shall not be transferable by Participant except by will or the laws of descent and distribution. Any purported transfer in violation of this Section 2 shall be null and void, and the purported transferee shall obtain no rights with respect to the PSUs or the underlying shares of Common Stock.

3.
Vesting of PSUs. Subject to the terms and conditions of this Agreement, the PSUs will Vest in accordance with the Statement of Management Objectives.

4.
Forfeiture of PSUs. Any PSUs that have not Vested pursuant to Section 3 by the end of the Performance Period will be forfeited automatically and without further notice on such date (or earlier if, and on such date that, Participant ceases to be an employee of the Company or a Subsidiary prior to the end of the Performance Period for any reason other than as described in the Statement of Management Objectives).

5.
Form and Time of Payment of PSUs. Payment for Vested PSUs will be made in shares of Common Stock (with one share of Common Stock being paid for each nonforfeitable PSU) as soon as practicable following the date on which such PSUs become Vested. Notwithstanding the foregoing, in the event any PSUs Vest prior to Stockholder Approval of the issue of PSUs, then payment for such PSUs will be contingent upon such Stockholder Approval and (to the extent such Stockholder Approval is obtained) shall be made as soon as practicable following the date of such Stockholder Approval. In all events, payment for Vested PSUs will be made within the short-term deferral period for purposes of Section 409A of the Code.

6.
Dividend Equivalents. Following the Date of Contingent Grant, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, Participant shall be entitled to a number of additional PSUs determined by dividing (i) the product of (x) the dollar amount of the cash dividend paid per share of Common Stock on such date and (y) the total number of PSUs (including dividend equivalents paid thereon) previously credited to Participant as of such date, by (ii) the Market Value per Share of the Common Stock on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be paid, in the aggregate rounded down to the nearest whole number, or forfeited in the same manner and at the same time as the PSUs to which the dividend equivalents were credited.

7.
Compensation Recovery; Other Acknowledgements.
(a)
Notwithstanding anything in this Agreement to the contrary, Participant acknowledges and agrees that this Agreement and the award described herein (and any settlement thereof) are subject to the terms and conditions of the Company’s clawback policy or policies as may be in effect from time to time, including specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock at any point may be traded) (the “Compensation Recovery Policy”), and that, to the extent the Compensation Recovery Policy, by its terms, is applicable to Participant’s PSUs, applicable terms of this Agreement will be (if necessary) deemed superseded by and subject to the terms and conditions of the Compensation Recovery Policy from and after the effective date thereof. Further, by accepting the PSUs covered by this Agreement, Participant (i) consents to be bound by the terms of the Compensation Recovery Policy, as applicable, (ii) agrees and acknowledges that Participant is obligated to and will cooperate with, and will provide any and all assistance necessary to, the Company in any effort to recover or recoup any compensation or other amounts subject to clawback or recovery pursuant to the Compensation Recovery Policy and/or applicable laws, rules, regulations, stock exchange listing standards or other Company policy, and (iii) agrees that the Company may enforce its rights under the Compensation Recovery Policy through any and all reasonable means permitted under applicable law as it deems necessary or desirable under the Compensation Recovery Policy, in each case from and after the effective dates thereof. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from Participant of any such amounts, including from Participant’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

(b)
Nothing in this Agreement (or in any other agreement, contract or arrangement with the Company or its Subsidiaries or affiliates, or in any policy, procedure or practice of the Company or its Subsidiaries or affiliates) (i) prevents Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations or (ii) limits Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934, as amended, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002).

8.
Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws, including any applicable laws of Australia; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any PSUs or shares of Common Stock underlying the PSUs if the issuance or payment thereof would result in violation of any such law.

9.
Adjustments. Subject to Section 11 of the Plan, the Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by the PSUs and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participant that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

10.
Withholding Taxes. If the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with Participant’s right to receive Common Stock or cash under this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of any such Common Stock or cash (or the realization of any other benefit provided for under this Agreement) that Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts. Participant may satisfy such tax obligation by paying the Company cash via personal check. Alternatively, unless otherwise determined by the Committee, Participant may elect that all or any part of such tax obligation be satisfied by the Company’s retention of a portion of the shares of Common Stock provided for under this Agreement or by Participant’s surrender of a portion of the shares of Common Stock that he or she has owned. In no event, however, will the Company accept shares of Common Stock for payment of taxes in excess of required tax withholding rates (unless such higher withholding amounts would not result in adverse accounting implications for the Company and the additional withholding amount is authorized by the Committee). If Participant’s benefit is to be received in the form of Common Stock, and Participant fails to make arrangements for the payment of required taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Further, notwithstanding anything in this Section 10 to the contrary, if at any time (a) Participant is subject to reporting as a Director or an “officer” for purposes of Section 16 of the Exchange Act, (b) withholding is required with respect to the award evidenced by this Agreement, and (c) Participant is subject to trading restrictions pursuant to a periodic or special closed trading window for the Company under its insider trading policies, then the Company will withhold shares of Common Stock otherwise payable to Participant under this award in order to satisfy such withholding, with the number of shares of Common Stock withheld having a value equal to the amount required to be withheld. The shares of Common Stock used for tax withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the applicable benefit is to be included in Participant’s income.

11.
Rights as a Stockholder. Participant will not have any rights as a Stockholder with respect to any Common Stock granted to him or her under this Agreement prior to the date as of which he or she is actually recorded as the holder of such Common Stock upon the share records of the Company.

12.
Right to Terminate Employment. Nothing in this Agreement limits in any way whatsoever any right the Company or a Subsidiary may otherwise have to terminate the employment of Participant at any time.

13.
No Right to Future Awards. This award is a voluntary, discretionary bonus being made on a one-time basis and it does not constitute a commitment to make any future awards.

14.
Relation to Other Benefits. Any economic or other benefit to Participant under this Agreement or the Plan will not be taken into account in determining any benefits to which Participant may be entitled under any profit‑sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.

15.
Processing of Information. Information about Participant and Participant’s award of PSUs may be collected, recorded and held, used and disclosed for any purpose related to the administration of the award. Participant understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within Participant’s country or elsewhere, including the United States of America. Participant consents to the processing of information relating to Participant and Participant’s receipt of the shares of Common Stock in any one or more of the ways referred to above.

16.
Amendments. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent the amendment is applicable to this Agreement; provided, however, that no amendment will adversely affect in a material manner the rights of Participant with respect to the Common Stock or other securities covered by this Agreement without Participant’s consent. Notwithstanding the foregoing, the limitation requiring the consent of Participant to certain amendments will not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code, Section 10D of the Exchange Act, or other applicable law.

17.
Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

18.
Governing Law. This Agreement is made under, and will be construed in accordance with, the internal substantive laws of the State of Delaware. Participant agrees that the state and federal courts located in the State of Delaware will have jurisdiction in any action, suit or proceeding against Participant based on or arising out of this Agreement and Participant hereby: (a) submits to the personal jurisdiction of such courts; (b) consents to service of process in connection with any action, suit or proceeding against Participant; and (c) waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction, venue or service of process.

19.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the PSUs and Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

20.
Successors and Assigns. Without limiting Section 2 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Participant, and the successors and assigns of the Company.

21.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

22.
Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with (or be exempt from) the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Participant. This Agreement and the Plan will be administered in a manner consistent with this intent, and any provision that would cause the Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participant).

The undersigned Participant hereby acknowledges receipt of an executed original of this Agreement and accepts the right to receive the PSUs and the shares of Common Stock or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

Participant

Date:

This Agreement is executed by the Company on this ___ day of __________, ____.

Anteris Technologies Global Corp.

By:

STATEMENT OF MANAGEMENT OBJECTIVES FOR PERFORMANCE-BASED RESTRICTED STOCK UNITS
This Statement of Management Objectives applies to the PSUs granted to the Participant on the Date of Contingent Grant and applies with respect to the Notice of Contingent Grant and Performance-Based Restricted Stock Units Agreement between the Company and the Participant (collectively, the “Agreement”).  Capitalized terms used in the Agreement that are not specifically defined in this Statement of Management Objectives have the meanings assigned to them in the Agreement or, if not defined therein, in the Plan.
1.         The actual number of shares of Common Stock delivered to the Participant in settlement of the PSUs earned under the Agreement will be determined based on actual performance results as described below.

2.          A number of PSUs will vest as set forth in the table below based on the achievement of certain stock price hurdles as set forth below (each, a “Stock Price Hurdle”) during the Performance Period:

Stock Price Hurdle ($)	Percentage of PSUs that Vest (Cumulative)
$20.50	30%
$41.00	60%
$61.50	100%

A Stock Price Hurdle will be deemed achieved if the volume-weighted average of the trading price of the Common Stock over any 60 trading-day period (the “VWAP”) beginning on or after the Date of Contingent Grant ending on or prior to the last day of the Performance Period meets or exceeds the applicable Stock Price Hurdle.  In the event a portion of the PSUs vest upon the attainment of a lower Stock Price Hurdle and then a higher Stock Price Hurdle is later obtained, only the incremental PSUs shall vest. For example, if the Stock Price Hurdle of $20.50 is obtained and 30% of the PSUs vest, and later the Stock Price Hurdle of $41.00 is obtained, an additional 30% of the PSUs shall vest. For the avoidance of doubt, in no event will the Participant become vested in more than 100% of the PSUs. Except as set forth in Sections 3 and 4 below, there will be no linear interpolation between Stock Price Hurdles, and each Stock Price Hurdle set forth above must be attained before the incremental PSUs associated with such Stock Price Hurdle vest.

Any PSUs that have not vested pursuant to the terms of this Agreement (including as a result of not attaining the relevant Stock Price Hurdles (set forth above)) on or prior to the last trading day of the Performance Period (or the date of a Change in Control or the date of termination of Participant’s employment due to death or Permanent Disability (as defined below), as applicable) shall be forfeited on such date for no consideration.

3.          In the event of a Change in Control (as defined in the Plan), any unvested PSUs will vest as follows upon the date of such Change in Control based upon the Deal Price. “Deal Price” shall mean the per share consideration or transaction price of the Common Stock that is being received by stockholders in connection with such Change in Control, without the application of any VWAP, as determined by the Committee (as constituted immediately prior to the Change in Control) in its reasonable discretion (or, in the event of a Change in Control with no transaction price or consideration, the VWAP ending on the last trading day immediately prior to the date of such Change in Control). If the Deal Price is less than the lowest Stock Price Hurdle of $20.50, none of the then-unvested PSUs shall vest. If the Deal Price is equal to or greater than $20.50 but less than $61.50, the number of PSUs that will vest will be determined based on linear interpolation between the two applicable Stock Price Hurdles (minus any PSUs that previously vested in accordance with the terms of the Agreement prior to the date of the Change in Control). If the Deal Price is equal to or greater than $61.50, all then-unvested PSUs shall vest in full.

4.          In the event of the termination of Participant’s employment due to death or Permanent Disability, any unvested PSUs will vest as follows upon the date of such termination based on the VWAP for the 60-day trading period ending on the date of such termination (or the immediately preceding trading day in the event such termination does not occur on a trading day) (the “Termination VWAP”).  If the Termination VWAP is less than the lowest Stock Price Hurdle of $20.50, none of the then-unvested PSUs shall vest. If the Termination VWAP is equal to or greater than $20.50 but less than $61.50, the number of PSUs that will vest will be determined based on linear interpolation between the two applicable Stock Price Hurdles (minus any PSUs that previously vested in accordance with the terms of the Agreement prior to the date of Participant’s termination of employment due to death or Permanent Disability). If the Termination VWAP is equal to or greater than $61.50, all then-unvested PSUs shall vest in full. For purposes hereof, “Permanent Disability” means that Participant has qualified for long-term disability benefits under a disability plan or program of the Company or a Subsidiary or, in the absence of a disability plan or program of the Company or a Subsidiary, under a government-sponsored disability program and is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. In the event of a termination of Participant’s employment with the Company or a Subsidiary for any reason other than those set forth in this Section 4, any unvested PSUs shall be immediately forfeited. For purposes hereof, the continuous employment of Participant with the Company or a Subsidiary will not be deemed to have been interrupted, and Participant will not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of the transfer of Participant’s employment among the Company and its Subsidiaries or if Participant is absent on leave approved by a duly constituted officer of the Company or its Subsidiaries.